UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

Website Pros, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL		32258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

Establishment of Target Bonuses for Named Executive Officers

On June 17, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Website Pros, Inc. (the “Company”) established the target cash bonuses (the “Cash Incentive Bonuses”) for each named executive officer, expressed as a percentage of the annual base salary for each named executive officer.  Additionally on June 17, 2008, the Committee established new corporate performance goals for 2008 that it will apply in determining the amount, if any, of any Cash Incentive Bonus that ultimately is paid to named executive officers for performance in 2008. These goals consist of the Company’s achievement of certain levels of non-GAAP earnings per share and revenue (the “Company Goals”).  The amount of a Cash Incentive Bonus for a named executive officer that will ultimately be paid for performance in 2008 will be based on the Company’s achievement of the Company Goals and the Committee’s evaluation, in its sole discretion, of that named executive officer’s performance in 2008.  The Company Goals may be modified or adjusted to reflect business acquisitions or dispositions by the Company.

The Cash Incentive Bonus for performance in 2008 for each named executive officer, expressed as a percentage of such named executive officer’s annual base salary, is set forth on Exhibit 10.20 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

 (d)   Exhibits

Exhibit Number	Description
10.20*	Compensation Information for Named Executive Officers

*    Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 23, 2008

WEBSITE PROS, INC.

By:	/s/ Matthew P. McClure
Matthew P. McClure Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.20*	Compensation Information for Named Executive Officers

*    Management contract or compensatory plan